UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 10, 2011

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported by Liberty Interactive Corporation (the “Company”), Donne F. Fisher and Larry E. Romrell resigned from the Company’s board of directors, effective upon the closing of the Company’s previously announced split-off of its Liberty Capital and Liberty Starz tracking stock groups.   On October 10, 2011, the Company received a letter (the “Notice”) from The Nasdaq Stock Market notifying the Company that it is no longer in compliance with Marketplace Rule 5605(b)(1) (the “Rule”) as a result of these two resignations. Pursuant to the Notice, the Company has 45 calendar days, or until November 25, 2011, to submit a plan advising Nasdaq of the actions it will take to regain compliance under the Rule.   The Company is actively pursuing a plan to regain compliance under the Rule and intends to submit its plan to Nasdaq by the applicable deadline.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2011

LIBERTY INTERACTIVE CORPORATION

	By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President